Exhibit h(2)


                               CitiFunds Trust I
                           21 Milk Street, 5th Floor
                          Boston, Massachusetts 02109


                               _________ __, 1999

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

     Re: CitiFunds Trust I - Transfer Agency and
          Service Agreement

Ladies and Gentlemen:

     This letter serves as notice that CitiSelect Folio 100 (the "Fund") is added to the list of series of CitiFunds Trust I (formerly, "Landmark Growth & Income Fund") (the "Trust") to which State Street Bank and Trust Company ("State Street") renders services as transfer agent pursuant to the terms of the Transfer Agency Agreement dated as of August 21, 1986 (the "Agreement") between the Trust and State Street.

     Please sign below to acknowledge your receipt of this notice adding the Fund as a beneficiary under the Agreement.

                               CITIFUNDS TRUST I


                               By: _________________________

                               Title: ______________________


Acknowledgment:

STATE STREET BANK AND TRUST COMPANY


By: ____________________________

Title: _________________________